    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 3, 1997
                                                       REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                         FOREST CITY ENTERPRISES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             Ohio                                     1100 Terminal Tower,                                 34-0863886
(STATE OR OTHER JURISDICTION OF                          50 Public Square                               (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)            Cleveland, Ohio 44113-2203 -- (216) 621-6060               IDENTIFICATION NUMBER)
                                      (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                               INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               WILLIAM M. WARREN
         General Counsel, Senior Vice President and Assistant Secretary
                              1100 Terminal Tower,
                                50 Public Square
                           Cleveland, Ohio 44113-2203
                                 (216) 621-6060
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                    COPY TO:

                                DAVID P. PORTER
                           Jones, Day, Reavis & Pogue
                              901 Lakeside Avenue
                             Cleveland, Ohio 44114
                                 (216) 586-3939
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as determined by market conditions and other factors, after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                                        PROPOSED
                                                                 PROPOSED MAXIMUM   MAXIMUM AGGREGATE
       TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE  AGGREGATE OFFERING      OFFERING         AMOUNT OF
               BEING REGISTERED                 REGISTERED(1)(2)  PRICE PER UNIT(3)     PRICE(2)(3)   REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Debt Securities(4).............................
Preferred Stock, without par value(4)..........
Depositary Shares(5)...........................
Class A Common Stock, par value $.33 1/3 per
  share(4).....................................
Total..........................................   $250,000,000         100%          $250,000,000(5)     $73,750.00
======================================================================================================================

(1) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(2) Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus constituting a part of this Registration Statement also relates to $167,890,000 of the Registrant's securities registered under Registration Statement 333-22695 and for which a filing fee of $50,875.76 has previously been paid.

(3) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.

(4) Also includes such indeterminate amounts of Debt Securities and Preferred Stock and indeterminate number of shares of Class A Common Stock as may be issued upon conversion of or exchange for any Debt Securities or Preferred Stock that are subject to this Registration Statement.

(5) In the event Forest City Enterprises, Inc. elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and shares of Preferred Stock will be issued to the Depositary under the Deposit Agreement. No separate consideration will be received for the Depositary Shares.

(6) No separate consideration will be received for the Debt Securities, Preferred Stock, or the Class A Common Stock issuable upon conversion of or in exchange for any securities registered hereunder that provide for conversion or exchange into such securities.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement is a combined prospectus relating also to Registration Statement No. 333-22695.
                             ---------------------
   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

     This Registration Statement contains one form of prospectus to be used in connection with offerings of Debt Securities, Preferred Stock, Depositary Shares, and Class A Common Stock of Forest City Enterprises, Inc.

     Each offering of securities made under this Registration Statement will be made pursuant to this Prospectus, with the specific terms of the securities offered thereby in an accompanying Prospectus Supplement.

                            [SUBJECT TO COMPLETION]

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED             , 1997
                                  $417,890,000

                         FOREST CITY ENTERPRISES, INC.

 DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES, AND CLASS A COMMON STOCK*

    Forest City Enterprises, Inc., an Ohio corporation ("Forest City" or the "Company"), may from time to time offer together or separately its (a) debt securities, in one or more series, which may be either senior subordinated debt securities (the "Senior Subordinated Debt Securities") or junior subordinated debt securities (the "Junior Subordinated Debt Securities" and, together with the Senior Subordinated Debt Securities, the "Debt Securities"), (b) shares of its preferred stock, without par value (the "Preferred Stock"), which may be issued in the form of Depositary Shares (as defined herein) evidenced by Depositary Receipts (as defined herein), and (c) shares of its Class A Common Stock, par value $.33 1/3 per share (the "Class A Common Stock"). The Debt Securities, Preferred Stock, and Class A Common Stock, are referred to herein collectively as the "Offered Securities."

    The Offered Securities may be issued in one or more series or issuance and will be limited to $417,890,000 aggregate public offering price (or its equivalent, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by Forest City).

    Specific terms of the particular Offered Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement"), which will describe, without limitation and where applicable, the following: (a) in the case of the Debt Securities, the specific designation, aggregate principal amount, denominations, maturity, premium, if any, interest rate (which may be fixed or variable) or method of calculating interest, if any, place or places where principal, premium, if any, and interest, if any, on such Debt Securities will be payable, the currency in which principal, premium, if any, and interest, if any, on such Debt Securities will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other Offered Securities, initial public offering or purchase price, methods of distribution and other special terms, (b) in the case of Preferred Stock, the specific designation, stated value and liquidation preference per share and number of shares offered, dividend rate (which may be fixed or variable) or method of calculating dividends, place or places where dividends will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other Offered Securities, initial public offering or purchase price, methods of distribution and other special terms, (c) in the case of Class A Common Stock, the number of shares offered, initial public offering or purchase price, methods of distribution and other special terms, and (d) in the case of Depositary Shares, the fractional share of Preferred Stock represented by each such Depositary Share.

    The Debt Securities will be unsecured. Accordingly, holders of the Debt Securities should look only to the assets of Forest City for payments of interest and principal and premium, if any. The Debt Securities will be subordinated in right of payment to all senior debt of Forest City, and the Junior Subordinated Debt Securities will be subordinated to the Senior Subordinated Debt Securities, to the extent described herein and in the applicable Prospectus Supplement relating thereto. The Debt Securities may be denominated in United States dollars or, at the option of Forest City if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. The Debt Securities may only be issued in registered form or in the form of one or more global debt securities unless otherwise specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global debt securities.

    The Prospectus Supplement also will contain information, as applicable, about certain United States Federal income tax considerations relating to the Offered Securities.

    The Offered Securities may be sold through agents, underwriters or dealers as designated from time to time, directly to purchasers, or through a combination of such methods. See "Plan of Distribution." If agents of Forest City or any dealers or underwriters are involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts, if any, will be set forth in or may be calculated from the Prospectus Supplement with respect to such Offered Securities.

    This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

*Pursuant to Rule 429 under the Securities Act of 1933, as amended (the
 "Securities Act"), this Prospectus relates to an aggregate of $417,890,000 of the Company's securities $167,890,000 of which were registered under Registration Statement 333-22695.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                               ------------------

             The date of this Prospectus is                , 1997.

                             AVAILABLE INFORMATION

     Forest City is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, such as Forest City, that file electronically with the Commission and the address of such Web site is http://www.sec.gov. Additionally, the Class A Common Stock of Forest City, par value $.33 1/3 per share, and the Class B Common Stock of Forest City, par value $.33 1/3 per share, are listed on the New York Stock Exchange under the symbols FCEA and FCEB, respectively and such reports, proxy statements and other information concerning Forest City are also available for inspection at the offices of the New York Stock Exchange located at 20 Broad Street, New York, NY 10005.

     Forest City has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Offered Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to Forest City and the Offered Securities, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Forest City with the Commission are incorporated into this Prospectus by reference:

     1. Forest City's Annual Report on Form 10-K for the fiscal year ended January 31, 1997 (File No. 1-4372);

     2. Forest City's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1997;

     3. Forest City's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1997; and

     4. Description of Forest City's Class A Common Stock contained in its Registration Statement on Form 10 (File No. 1-4372).

     Each document or report filed by Forest City pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering described herein shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document.

     Forest City will provide without charge to any person, including any beneficial owners, to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to:

Forest City Enterprises, Inc., 1100 Terminal Tower, 50 Public Square, Cleveland, Ohio 44113-2203, Attention: Secretary (telephone: 216-621-6060).

     Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

                                  FOREST CITY

     Founded 77 years ago and publicly traded since 1960, Forest City Enterprises, Inc. (with its Subsidiaries, the "Company" or "Forest City") is one of the leading real estate development companies in the United States. It develops, acquires, owns and manages commercial and residential real estate projects in 21 states and the District of Columbia. At July 31, 1997, the Company had $2.7 billion in consolidated assets, of which approximately $2.5 billion was invested in commercial and residential real estate.

     The Company operates through its four principal business groups:

     - The Commercial Group, which develops, acquires, owns and operates shopping centers, office buildings and mixed-use projects including hotels.

     - The Residential Group, which develops, acquires, owns and operates the Company's multi-family properties.

     - The Land Group, which owns and develops raw land into master planned communities and other residential developments for resale.

     - The Lumber Trading Group, which operates the Company's lumber wholesaling business.

     Forest City was incorporated in Ohio in 1960 as a successor to a business started in 1921. The address of Forest City's principal executive offices is 1100 Terminal Tower, 50 Public Square, Cleveland, Ohio 44113-2203; its telephone number is (216)621-6060.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges of the Company for the periods indicated. For the purpose of computing such ratio, "earnings" consist of income from continuing operations before provision for income taxes and extraordinary gain, plus fixed charges, and distributed income from less than 50%-owned companies carried at equity, amortization of previously capitalized interest, equity method losses where the debt obligations are not guaranteed, less net capitalized interest of consolidated subsidiaries. "Fixed charges" comprise interest on long-term and short-term debt, capitalized interest, amortization of loan procurement costs and the portion of rents representative of an appropriate interest factor.

                                                    SIX MONTHS
                                                    ENDED JULY
                                                        31,            YEAR ENDED JANUARY 31,
                                                    -----------   --------------------------------
                                                    1997   1996   1997   1996   1995   1994   1993
                                                    ----   ----   ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges................    --   1.02   1.11   1.10     --   1.04   1.08

     To date, Forest City has not issued any shares of Preferred Stock; therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges and are not separately presented. Total fixed charges exceeded the Company's adjusted earnings by $17 million and $28 million for the six months ended July 31, 1997 and the fiscal year ended January 31, 1995, respectively. For the six months ended July 31, 1997, earnings, as adjusted, includes income of $15 million from a lawsuit settlement related to Toscana, a 563-unit apartment complex, and a $39 million loss related to sales of Toscana ($36 million) and a partnership interest ($3 million), but does not include an extraordinary gain of $18 million related to the sale of Toscana. For the year ended January 31, 1995, earnings, as adjusted, includes a loss of $31 million related to the sale of Park LaBrea Towers but does not include an extraordinary gain of $60 million, also related to the sale of Park LaBrea Towers. The Company has sources of funds other than earnings from operations, principally from depreciation and amortization that are available to cover fixed charges.

                                USE OF PROCEEDS

     Except as otherwise set forth in the applicable Prospectus Supplement, Forest City intends to use the net proceeds from the sale of the Offered Securities for general corporate purposes, which may include repayment of indebtedness, additions to working capital, capital expenditures and acquisitions or for such other purposes as may be specified in the applicable Prospectus Supplement. A more detailed description of the use of proceeds of any specific offering of Offered Securities will be set forth in the Prospectus Supplement pertaining to such offering.

                         DESCRIPTION OF DEBT SECURITIES

     The Senior Subordinated Debt Securities are to be issued under an Indenture (the "Senior Subordinated Indenture"), between Forest City, as issuer, and National City Bank, as Trustee (the "Trustee"). The Junior Subordinated Debt Securities will be issued pursuant to a separate Indenture (the "Junior Subordinated Indenture"), also between Forest City, as issuer, and National City Bank, as Trustee. The Senior Subordinated Indenture and Junior Subordinated Indenture are sometimes referred to collectively as the "Indentures." A copy of the form of each Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Debt Securities may be issued from time to time in one or more series. The particular terms of each series, or of Debt Securities forming a part of a series, which are offered by a Prospectus Supplement will be described in such Prospectus Supplement.

     The following summaries of certain provisions of the Indentures do not purport to be complete and are subject, and are qualified in their entirety by reference, to all the provisions of the Indentures, including the definitions therein of certain terms, and, with respect to any particular Debt Securities, to the description of the terms thereof included in the Prospectus Supplement relating thereto. Wherever particular Sections or defined terms of the Indentures are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated by reference herein or therein, as the case may be.

     The Company currently conducts substantially all of its operations through subsidiaries. The Company's ability to pay principal and interest on the Debt Securities is dependent upon the ability of its subsidiaries to distribute their income to the Company. Certain of these subsidiaries are subject to capital adequacy restrictions and financial covenants.

     The Junior Subordinated Debt Securities will be subordinated in right of payment to all Senior Debt (as defined herein) and the Senior Subordinated Debt Securities will be subordinated in right of payment to all Senior Indebtedness (as defined herein). See "--Subordination of Debt Securities". The only Senior Debt or Senior Indebtedness now outstanding are borrowings under the Credit Agreement dated as of July 25, 1994 among Forest City Rental Properties Corporation, a wholly owned subsidiary of the Company, and the banks party thereto, as amended (the "Credit Agreement"), which borrowings are guaranteed in full by the Company. The Company may borrow up to $120 million under the Credit Agreement; as of July 31, 1997, $74 million was outstanding under the Credit Agreement.

     The Holders of Debt Securities (including Senior Subordinated Debt Securities) will also be structurally subordinated to the creditors of the Company's subsidiaries. At July 31, 1997, approximately $1.9 billion of indebtedness issued or guaranteed by subsidiaries of the Company was outstanding in addition to borrowings under the Credit Agreement. Except for the borrowings and guaranties permitted under the Credit Agreement, all indebtedness issued or guaranteed by subsidiaries of the Company is nonrecourse to the Company.

GENERAL

     The Indentures will provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. Forest City may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) The Debt Securities are to have such terms and provisions which are not inconsistent with the Indentures, including as to maturity, principal and interest, as Forest City may determine.

     The applicable Prospectus Supplement will set forth whether the Debt Securities offered will be Senior Subordinated Debt Securities or Junior Subordinated Debt Securities, the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt
Securities: (1) the title of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities or the series of which they are a part; (3) the Person to whom any interest on a Debt Security of the series shall be payable, if other than the Person in whose name that Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest; (4) the date or dates on which the principal of any of such Debt Securities will be payable; (5) the rate or rates at which any of such Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (6) the place or places where the principal of and any premium and interest on any of such Debt Securities will be payable; (7) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities may be redeemed, in whole or in part, at the option of Forest City; (8) the obligation, if any, of Forest City to redeem or purchase any of such Debt Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation; (9) the denominations in which any of such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (10) if the amount of principal of or any premium or interest on any of such Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such Debt Securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time); (12) if the principal of or any premium or interest on any of such Debt Securities is to be payable, at the election of Forest City or the Holder thereof, in one or more currencies or currency units other than those in which such Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined); (13) if other than the entire principal amount thereof, the portion of the principal amount of any of such Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof; (14) if the principal amount payable at the Stated Maturity of any of such Debt Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); (15) if applicable, that such Debt Securities, in whole or any specified part, are defeasible pursuant to the provisions of the relevant Indenture described under "Defeasance and Covenant Defeasance -- Defeasance and Discharge" or "Defeasance and Covenant
Defeasance -- Covenant Defeasance," or under both such captions; (16) if applicable, the terms of any right to convert Debt Securities into shares of Class A Common Stock of Forest City or other securities or property; (17) whether any of such Debt Securities will be issuable in whole or in part in the form of one or more Global Securities, as defined in the applicable Indenture, and, if so, the respective Depositaries for such Global Securities, the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legend referred to under "Form, Exchange and Transfer" or "Global Securities" and, if different from those described under such captions, any circumstances under which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the names of Persons other than the Depositary for such Global Security or its nominee; (18) any addition to or change in the Events of Default applicable to any of such Debt Securities and any change in the right of the Trustee or the Holders to declare the principal amount of any of such Debt Securities due and payable; (19) any addition to or change in the covenants applicable to such Debt Securities; and (20) any other terms of such Debt Securities not inconsistent with the provisions of the relevant Indenture. (Section 301)

     Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Certain special United States Federal income tax considerations (if any) applicable to Debt Securities sold at an original issue discount will be described in the applicable Prospectus Supplement under "United States Taxation." In addition, certain special United States Federal income tax or other considerations (if any) applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars will be described in the applicable Prospectus Supplement.

CONVERSION RIGHTS

     The terms on which Debt Securities of any series are convertible into Common Stock or other securities or property will be set forth in the Prospectus Supplement relating thereto. Such terms shall include provisions as to whether conversion is mandatory or at the option of the holder and may include provisions pursuant to which the number of shares of Common Stock or other securities or property to be received by the Holders of Debt Securities upon conversion would be calculated according to the market price of Common Stock or other securities or property as of a time stated in the applicable Prospectus Supplement. (Article Fourteen)

SUBORDINATION OF DEBT SECURITIES

     Unless otherwise indicated in the Prospectus Supplement, the following provisions will apply to the Debt Securities.

  SENIOR SUBORDINATED DEBT SECURITIES

     The Senior Subordinated Debt Securities will, to the extent set forth in the Senior Subordinated Indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness, which includes the guaranty by Forest City of the obligations under the Credit Agreement. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Forest City, the holders of Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon or to be due thereon, if any, on such Senior Indebtedness before the Holders of the Senior Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (and premium if any) or interest, if any, on the Senior Subordinated Debt Securities. (Section 1502)

     By reason of such subordination, in the event of liquidation or insolvency, Holders of Senior Subordinated Debt Securities may recover less than holders of Senior Indebtedness and may recover more than the Holders of the Junior Subordinated Debt Securities.

     In the event of the acceleration of the maturity of any Senior Subordinated Debt Securities, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the Holders of the Senior Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the Senior Subordinated Debt Securities. (Section 1503)

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the Senior Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. (Section
1504) For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities (other than stock and certain subordinated securities of Forest City) upon conversion of a Senior Subordinated Debt Security will be deemed to constitute payment on account of the principal of such Senior Subordinated Debt Security.

  JUNIOR SUBORDINATED DEBT SECURITIES

     The Junior Subordinated Debt Securities will, to the extent set forth in the Junior Subordinated Indenture, be subordinate in right of payment to the prior payment in full of all Senior Debt. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Forest City, the holders of Senior Debt will first be entitled to receive payment in full of all amounts due thereon or to be due thereon, if any, on such Senior Debt before the Holders of the Junior Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (and premium if any) or interest, if any, on the Junior Subordinated Debt Securities. (Section 1502)

     By reason of such subordination, in the event of liquidation or insolvency, Holders of Junior Subordinated Debt Securities may recover less than holders of Senior Debt and may recover less than the Holders of the Senior Subordinated Debt Securities.

     In the event of the acceleration of the maturity of any Junior Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the Holders of the Junior Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debt Securities. (Section 1503)

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. (Section 1504) For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities (other than stock and certain subordinated securities of Forest
City) upon conversion of a Junior Subordinated Debt Security will be deemed to constitute payment on account of the principal of such Junior Subordinated Debt Security.

  DEFINITIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, the following definitions are applicable to the Indentures relating to the Debt Securities. Reference is made to the relevant Indenture for the full definition of each term.

     "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services, (v) all indebtedness of the Person, whether incurred on or prior to the date of the relevant Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and
(vi) every obligation of the type referred to in the foregoing clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise; provided that such definition shall not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

     "Senior Debt" means the principal of (and premium, if any) and interest if any, (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Forest City to the extent that such claim for post-petition interest is allowed in such proceeding) on Debt, whether incurred on or prior to the date of the Junior Subordinated Indenture or thereafter created, assumed or incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debt Securities or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debt Securities; provided, however, that Senior Debt shall not be deemed to include (a) any Debt which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, was without recourse to Forest City, (b) Debt to any employee of Forest City, and (c) the Junior Subordinated Debt Securities.

     "Senior Indebtedness" means (i) the principal of (and premium, if any) and interest on all indebtedness for borrowed money of Forest City other than the Debt Securities, whether incurred on or prior to the date of the Senior Subordinated Indenture or thereafter incurred, except obligations that by their terms are not superior in right of payment to the Senior Subordinated Securities or to other indebtedness which is pari passu with, or subordinated to, the Senior Subordinated Securities and (ii) any deferrals, renewals or extensions of any such indebtedness for money borrowed. The term "indebtedness for money borrowed" as used in the foregoing sentence means any obligation of, or any obligation guaranteed by, Forest City for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

ADDITIONAL TERMS

     Neither Indenture limits or prohibits the incurrence of additional Senior Debt or Senior Indebtedness, either of which may include indebtedness that is senior to the Debt Securities, but subordinate to other obligations of Forest City. In connection with the future issuances of Offered Securities, the Indentures may be amended or supplemented to limit the amount of indebtedness incurred by Forest City. See "-- Restrictive Covenants." The Senior Subordinated Debt Securities, when issued, will constitute Senior Debt. The guaranty by Forest City of the obligations of Forest City Rental Properties Corporation under the Credit Agreement constitutes both Senior Debt and Senior Indebtedness.

     The Prospectus Supplement may further describe the provisions, if any, applicable to the subordination of the Debt Securities of a particular series.

FORM, EXCHANGE AND TRANSFER

     The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable Prospectus Supplement, only in denominations of $1,000 and integral multiples thereof. (Section 302)

     At the option of the Holder, subject to the terms of the relevant Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

     Subject to the terms of the relevant Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by Forest City for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but Forest City may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Forest City has appointed National City Bank as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by Forest City for any Debt Securities will be named in the applicable Prospectus Supplement. (Section
305) Forest City may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Forest City will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 1002)

     If the Debt Securities of any series (or of any series and specified terms) are to be redeemed in part, Forest City will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part. (Section 305)

GLOBAL SECURITIES

     Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more global securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby (a "Global Security"). Each Global Security will be registered in the name of a depositary (the "Depositary") or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian thereof and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indentures.

     Notwithstanding any provision of the relevant Indenture or any Debt Security described herein, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless (i) the Depositary has notified Forest City that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the relevant Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities represented by such Global Security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Sections 204 and 305)

     As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities represented thereby for all purposes under the Debt Securities and the relevant Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Debt Securities represented thereby for any purpose under the Debt Securities or the relevant Indenture. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

     Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of Forest City, the Trustee or any agent of Forest City or the Trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicted in the applicable Prospectus Supplement, payment of interest on a Debt Security on any interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as Forest City may designate for such purpose from time to time. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the Trustee in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Debt Securities of each series. Any other Paying Agents initially designated by Forest City for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. Forest City may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve change in the office through which any Paying Agent acts, except that Forest City will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 1002)

     All moneys paid by Forest City to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to Forest City, and the Holder of such Debt Security thereafter may look only to Forest City for payment thereof. (Section 1003)

RESTRICTIVE COVENANTS

     Covenants specific to a particular series of Debt Securities will be included in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Indentures will provide that Forest City may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person (a "Successor

Person"), and may not permit any Person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, Forest City, unless (i) the Successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes Forest City's obligations on the Debt Securities and under the Indentures, (ii) immediately after giving effect to the transaction, and treating any indebtedness which becomes an obligation of Forest City or any Subsidiary as a result of the transaction as having been incurred by it at the time of the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, (iii) if, as a result of the transaction, property of Forest City would become subject to a Lien that would not be permitted by the relevant Indenture, Forest City takes such steps as shall be necessary to secure the Debt Securities, if any, equally and ratably with (or prior to) the indebtedness secured by such Lien and (iv) certain other conditions are met. (Section 801)

EVENTS OF DEFAULT

     Each of the following will constitute an Event of Default under the relevant Indenture with respect to Debt Securities of any series: (a) failure to pay principal of or any premium on any Debt Security of that series when due, whether or not such payment is prohibited by the subordination provisions of the relevant Indenture; (b) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not such payment is prohibited by the subordination provisions of the relevant Indenture; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not such deposit is prohibited by the subordination provisions of the relevant Indenture; (d) failure to perform any other covenant of Forest City in the relevant Indenture (other than a covenant included in the relevant Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the Trustee, or the Holders of at least 10% in aggregate principal amount of the Outstanding Debt Securities of that series, as provided in the relevant Indenture; (e) failure to pay when due (subject to any applicable grace period) the principal of, or acceleration of, any indebtedness for money borrowed by Forest City, if, in the case of any such failure, such indebtedness has not been discharged or, in the case of any such acceleration, such indebtedness has not been discharged or such acceleration has not been rescinded or annulled, in each case, within 10 days after written notice has been given by the Trustee, or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of that series, as provided in the relevant Indenture; (f) certain events in bankruptcy, insolvency or reorganization; and (g) any other Event of Default specified in the applicable Prospectus Supplement. (Section 501)

     If any Event of Default (other than an Event of Default described in clause
(f) above) with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series by notice as provided in the relevant Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Security or the principal amount of which is not then determinable, such portion of the principal amount of such Debt Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default described in clause (f) above with respect to the Debt Securities of any series at the time Outstanding shall occur, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security or other Debt Security, such specified amount) will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the relevant Indenture. (Section 502) For information as to waiver of defaults, see "Modification and Waiver."

     Subject to the provisions of the relevant Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the relevant Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

     No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the relevant Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series have made a written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security. (Section 508)

     Forest City will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not Forest City, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of each Indenture and, if so, specifying all such known defaults. (Section 1004)

MODIFICATION AND WAIVER

     Modifications and amendments of the relevant Indenture may be made by Forest City and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (b) reduce the principal amount of, or any premium or interest on, any Debt Security, (c) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security,
(f) in the case of Debt Securities, modify the subordination provisions in a manner adverse to the Holders of the Debt Securities, (g) reduce the percentage in principal amounts of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the relevant Indenture, (h) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the relevant Indenture or for waiver of certain defaults, (i) modify such provisions with respect to modification and waiver, or (j) in the case of convertible Debt Securities, make any change that adversely affects the right to convert any Debt Security as provided in the relevant Indenture or Prospectus Supplement (except as permitted by the relevant Indenture or to decrease the conversion price of any such Debt Security). (Section 902)

     Each Indenture will provide that the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may waive compliance by Forest City with certain restrictive provisions of such Indenture. The Holders of a majority in principal amount of the

Outstanding Debt Securities of any series may waive any past default under the relevant Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the relevant Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513) In addition, each Indenture will provide that any consents or waivers sought from Holders of Debt Securities may be obtained in connection with a tender offer or exchange offer for any series of Outstanding Debt Securities or in consideration of payments of money or other value, provided that such tender offer, exchange offer or offer of consideration or other value is made to all Holders of the Outstanding Debt Securities of such series on the same terms. (Section 908)

     Each Indenture will provide that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security and (iii) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (i) or (ii) above, of the amount described in such clause). Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1302, will not be deemed to be Outstanding. (Section 101)

     Except in certain limited circumstances, Forest City will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under each Indenture, in the manner and subject to the limitations provided in the Indentures. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other shorter period as may be specified by Forest City (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104)

DEFEASANCE AND COVENANT DEFEASANCE

     If and to the extent indicated in the applicable Prospectus Supplement, Forest City may elect, at its option at any time, to have the provisions of
Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain restrictive covenants in the relevant Indenture, applied to the Debt Securities of any series, or to any specified part of a series. (Section 1301)

  DEFEASANCE AND DISCHARGE

     The Indentures will provide that, upon Forest City's exercise of its option (if any) to have Section 1302 applied to any Debt Securities, Forest City will be discharged from all its obligations with respect thereto, including the provisions of Article Fifteen of the relevant Indenture relating to subordination, except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust, upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indentures and such Debt Securities. Such defeasance or discharge may occur only if, among other things, Forest City has delivered to the Trustee an Opinion of Counsel to the effect that Forest City has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304)

  COVENANT DEFEASANCE

     The Indentures will provide that, upon Forest City's exercise of its option (if any) to have Section 1303 applied to any Debt Securities, Forest City may omit to comply with certain restrictive covenants, including any that may be described in the applicable Prospectus Supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) and clause (e) under "Events of Default" and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such Debt Securities, and the provisions of Article Fifteen relating to subordination will cease to be effective with respect to any Debt Securities. Forest City, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the relevant Indenture and such Debt Securities. Forest City will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that holders of such Debt Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event Forest City exercised this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, Forest City would remain liable for such payments. (Sections 1303 and
1304)

NOTICES

     Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections 101 and 106)

TITLE

     Forest City, the Trustee and any agent of Forest City or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. (Section 308)

RELATIONSHIPS WITH THE TRUSTEE

     National City Bank is Trustee under both the Senior Subordinated Indenture and the Junior Subordinated Indenture. National City Bank is also a lender under the Credit Agreement and is, and likely will be in the future, a lender with respect to individual projects of the Company's subsidiaries.

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 112)

                         DESCRIPTION OF PREFERRED STOCK

     The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which a Prospectus Supplement may relate. Specific terms of any series of Preferred Stock offered by a Prospectus Supplement will be described in the applicable Prospectus Supplement. The description set forth below is subject to and qualified in its entirety by reference to amendments to the Amended Articles of Incorporation of Forest City adopted as of October 11, 1983 (the "Articles"), fixing the preferences, limitations and relative rights of a particular series of Preferred Stock.

GENERAL

     Under the Articles, the Board of Directors of the Company is authorized without further shareholder action, to provide for the issuance of up to 5,000,000 shares of Preferred Stock, in such series, with such preferences, conversion or other rights, restrictions, limitations as to dividends, qualifications or other provisions, as may be fixed by the Board of Directors.

     The Preferred Stock will have the dividend, redemption, liquidation, sinking fund and conversion rights set forth below unless otherwise provided in the applicable Prospectus Supplement relating to a particular series of Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of Preferred Stock offered thereby for specific terms, including: (i) the designation and authorized number of shares of each series;
(ii) the title and liquidation preference per share of such Preferred Stock and the number of shares offered; (iii) the price at which such series will be issued; (iv) the dividend rate, the dates on which dividends shall be payable and the dates from which dividends shall commence to accumulate; (v) any redemption or sinking fund provisions of such series; (vi) any conversion rights; and (vii) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such series.

     The Preferred Stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable Prospectus Supplement relating to a particular series of Preferred Stock, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of Preferred Stock and, in all cases, will be senior to the Class A Common Stock and the Class B Common Stock of Forest City, par value $.33 1/3 per share (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock").

DIVIDEND RIGHTS

     Holders of Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors, out of assets of the Company legally available therefor, cash dividends at such rates and on such dates as are set forth in the applicable Prospectus Supplement relating to such series of Preferred Stock. Holders of Preferred Stock will be entitled to receive dividends in preference to and in priority over dividends on account of Common Stock and will be cumulative from the date determined by the Board of Directors.

     If the applicable Prospectus Supplement so provides, as long as any shares of Preferred Stock are outstanding, no dividends will be declared or paid or any distributions be made on the Common Stock, unless the accrued dividends on each series of Preferred Stock have been declared and paid.

     Each series of Preferred Stock will be entitled to dividends as described in the Prospectus Supplement relating to such series, which may be based upon one or more methods of determination. Different series of Preferred Stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Except as provided in the applicable Prospectus Supplement, no series of Preferred Stock will be entitled to participate in the earnings or assets of the Company.

RIGHTS UPON LIQUIDATION

     Upon any dissolution, liquidation or winding-up of the Company, the holders of each series of Preferred Stock will be entitled to receive out of the assets of the Company, whether from capital, surplus or earnings, and before any distribution of any assets is made on account of Class A Common Stock or Class B Common Stock, the amount per share fixed by the Board of Directors for such series of Preferred Stock (as reflected in the applicable Prospectus Supplement), plus unpaid dividends to the date fixed for distribution. Holders of Preferred Stock will be entitled to no further participation in any distribution made in conjunction with any such dissolution, liquidation or winding-up.

REDEMPTION

     A series of Preferred Stock may be redeemable, in whole or in part, at the option of the Company, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon terms, at the times, the redemption prices and for the types of consideration set forth in the Prospectus Supplement relating to such series. The Prospectus Supplement relating to a series of Preferred Stock which is subject to mandatory redemption will specify the number of shares of such series that will be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to any accrued and unpaid dividends thereon to the date of redemption.

     If, after giving notice of redemption to the holders of a series of Preferred Stock, the Company deposits with a designated bank funds sufficient to redeem such Preferred Stock, then from and after such deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right, if applicable, to convert such shares into Class A Common Stock of the Company prior to the date fixed for redemption. The redemption price will be stated in the Prospectus Supplement relating to a particular series of Preferred Stock.

     Except as indicated in the applicable Prospectus Supplement, the Preferred Stock is not subject to any mandatory redemption at the option of the holder.

SINKING FUND

     The Prospectus Supplement for any series of Preferred Stock will state the terms, if any, of a sinking fund for the purchase or redemption of that series.

CONVERSION RIGHTS

     The Prospectus Supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of Class A Common Stock. The Preferred Stock will have no preemptive rights.

VOTING RIGHTS

     Under ordinary circumstances, the holders of Preferred Stock have no voting rights except as required by law. However, if dividends on the Preferred Stock are in arrears for an aggregate of six quarterly dividends upon such shares, the holders of the Preferred Stock, voting as a class, will become entitled to elect two Directors until such time as such arrearages are paid and current dividends paid or declared and funded.

TRANSFER AGENT AND REGISTRAR

     The transfer agent, registrar and dividend disbursement agent for a series of Preferred Stock will be selected by the Company and be described in the applicable Prospectus Supplement. The registrar for shares of Preferred Stock will send notices to shareholders of any meetings at which holders of Preferred Stock have the right to vote on any matter.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

     Forest City may, at its option, elect to offer fractional shares of Preferred Stock ("Depositary Shares"), rather than full shares of Preferred Stock. In such event, Forest City will issue to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock, as described below.

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between Forest City and a depositary named in the applicable Prospectus Supplement (the "Stock Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, subscription and liquidation rights).

     The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering. Copies of the forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summary of certain provisions of the Deposit Agreement does not purport to be complete and is subject, and is qualified in its entirety by reference, to all the provisions of the Deposit Agreement, including the definitions therein of certain terms, and with respect to any particular Depositary Receipts, to the description of the terms thereof included in the Prospectus Supplement relating thereto.

     Pending the preparation of definitive Depositary Receipts, the Stock Depositary may, upon the written order of Forest City, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at Forest City's expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the number of such Depositary Shares owned by such holders. The Stock Depositary will distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and the balance not so distributed will be held by the Stock Depositary (without liability for interest thereon) and will be added to and treated as part of the sum next received by the Stock Depositary for distribution to record holders of Depositary Shares.

     In the event of a distribution other than in cash, the Stock Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, in such amounts as are, as nearly as practicable, in proportion to the number of such Depositary Shares owned by such holder, unless the Stock Depositary determines that it is not feasible to make such distribution, in which case the Stock Depositary may, with the approval of Forest City, adopt such method as it deems equitable and practical, including the sale of such property and distribute the net proceeds from such sale to such holders.

     The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by Forest City to holders of the Preferred Stock shall be made available to the holders of Depositary Shares.

WITHDRAWAL OF PREFERRED STOCK

     Upon surrender of Depositary Receipts at the corporate trust office of the Stock Depositary (unless the related Depositary Shares have previously been called for redemption), the holder of the Depositary Shares evidenced thereby will be entitled to delivery at such office to or upon such holder's order, of the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Shares. Holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of the related series of Preferred Stock on the basis set forth in the related Prospectus Supplement for such series of Preferred Stock, but holders of such whole shares of such Preferred Stock will not thereafter be entitled to receive Depositary Shares in exchange therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the related series of Preferred Stock to be withdrawn, the Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

     If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Stock Depositary Shares will be redeemed from the proceeds received by the Stock Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Stock Depositary in accordance with the terms of the Deposit Agreement. Whenever Forest City redeems shares of Preferred Stock held by the Stock Depositary, the Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Stock Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary or by any other method that may be determined by the Stock Depositary to be equitable.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the money, securities, or other property payable upon such redemption and any money, securities, or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Stock Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Stock Depositary as to the exercise of the voting rights pertaining to the amount of whole shares of the Preferred Stock represented by such holder's Depositary Shares. The Stock Depositary will endeavor, insofar as practicable, to vote the amount of whole shares of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and Forest City will agree to take all reasonable action which may be deemed necessary by the Stock Depositary in order to enable the Stock Depositary to do so. The Stock Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between Forest City and the Stock Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding under such Deposit Agreement. The Deposit Agreement may be terminated by the Stock Depositary or Forest City only if (i) all outstanding Depositary Shares under such Deposit Agreement have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of Forest City and such distribution has been distributed to the holders of Depositary Receipts.

CHARGES AND EXPENSES OF DEPOSITARY

     Forest City will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Forest City will pay charges of the Stock Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock at the option of Forest City, and any withdrawals of Preferred Stock by the holders of Depositary Shares. Holders of Depositary Receipts will pay all other transfer and other taxes and governmental charges and such other charges as they are expressly provided in the Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The Stock Depositary may resign at any time by delivering to Forest City notice of its election to do so, and Forest City may at any time remove the Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     Forest City will deliver, at its own expense, all notices and reports required by law, by the rules of any national securities exchange upon which the Preferred Stock, the Depositary Shares or the Depositary Receipts are listed or by the Company's Articles to be furnished to the record holders of Preferred Stock.

     As provided in the Deposit Agreement, neither the Stock Depositary nor Forest City will be liable if it is prevented or delayed by law or any other circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of Forest City and the Stock Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. Forest City and the Stock Depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

                          DESCRIPTION OF COMMON STOCK

     The Articles authorize the issuance of (a) 48,000,000 shares of Class A Common Stock, of which, at October 31, 1997, 9,896,486 shares were issued and were held of record by 851 shareholders, 313,650 shares were held in treasury and 9,582,836 shares were outstanding and (b) 18,000,000 shares of Class B Common Stock, convertible on a share-for-share basis into Class A Common Stock, of which, at October 31, 1997, 5,545,490 shares were issued and were held of record by 665 shareholders, 139,050 shares were held in treasury and 5,406,440 shares were outstanding.

     The description set forth below of the Class A Common Stock and Class B Common Stock is subject to and qualified in its entirety by reference to the Articles.

GENERAL

     Except as described below, the shares of Class A Common Stock and the shares of Class B Common Stock are in all respects identical, and the respective holders shall be entitled to participate in any dividend, reclassification, merger, consolidation, reorganization, recapitalization, liquidation, dissolution or winding up of the affairs of the Company, share-for-share, without priority or other distinction between classes.

     Both the Class A and Class B Common Stock are listed on the New York Stock Exchange. As of October 31, 1997, Class A Common Stock accounted for approximately 64% of the total number of shares of Common Stock issued and outstanding.

DIVIDENDS

     The Directors of Forest City are not required to declare a regular cash dividend in any fiscal year. The Class A Common Stock and Class B Common Stock will participate equally on a share-for-share basis in any and all cash dividends paid. No cash dividend can be paid on a class of Common Stock until provision is made for payment of a dividend of at least an equal amount on a share-for-share basis on the other class of Common Stock for such fiscal year.

     Any extra dividend, special dividend or dividend paid other than cash (other than a stock dividend) is required to be paid equally to the holders of Class A Common Stock and the holders of Class B Common Stock on a share-for-share basis. If the Directors determine to declare any stock dividend with respect to either class of Common Stock, they must at the same time declare a proportionate stock dividend with respect to the other class of Common Stock. If the shares of either class of Common Stock are combined or subdivided, the shares of the other class of Common Stock must be combined or subdivided in an equivalent manner. In the discretion of the Directors, dividends payable in Class A Common Stock may be paid with respect to shares of either class of Common Stock, but dividends payable in Class B Common Stock may be paid only with respect to shares of Class B Common Stock.

VOTING RIGHTS

     The holders of the Class A Common Stock (voting as a separate class) are entitled to elect 25% of the Directors rounded up to the nearest whole number. All other Directors are elected by the holders of the Class B Common Stock voting as a separate class. Cumulative voting for the election of Directors is provided by Ohio law if notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than forty-eight hours before the time fixed for the holding of the meeting that such shareholder desires cumulative voting with respect to the election of directors by a class of shareholders to which he belongs, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each holder of shares of that class shall have the right to accumulate such voting power as he possesses at such election with respect to shares of that class. Each holder of shares of Class A Common Stock or Class B Common Stock, as the case may be, shall have as many votes as equal the number of shares of that class of Common Stock owned by him multiplied by the number of directors to be elected by the holders of that class of Common Stock. These votes may be distributed among the total number of directors to be elected by the holders of that class of Common Stock or distributed among any lesser number, in such proportion as the holder may desire.

     In the event that the number of outstanding shares of Class A Common Stock is (as of the record date for any shareholder meeting at which Directors will be elected) less than 10% of the combined outstanding shares of Class A and Class B Common Stock, then the holders of Class A Common Stock will not have the right to elect 25% of the Directors. In such event, the holders of the Class A Common Stock and the holders of the Class B Common Stock would vote together as a single class in the election of all Directors, with each Class A share having one vote and each Class B share having ten votes.

     Further, in the event that the number of outstanding shares of Class B Common Stock as of the above-mentioned record date, is less than 500,000 shares, the holders of Class B Common Stock will lose their rights to elect 75% of the Directors. In such event, the holders of the Class A Common Stock would continue to vote as a separate class to elect 25% of the Directors rounded up to the nearest whole number, and the holders of the Class A and Class B Common Stock would vote together as a single class in the election of the remaining Directors, with each Class A share having one vote and each Class B share having ten votes.

     The holders of Class A Common Stock and the holders of Class B Common Stock are entitled to vote as separate classes (1) for the election of Directors (as discussed above); (2) to amend the Articles or the Code of Regulations of Forest City or approve a merger or consolidation of Forest City with or into another corporation if such amendment, merger or consolidation would adversely affect the rights of the particular class; and (3) on all matters as to which class voting may be required by applicable Ohio law. The holders of the Class A Common Stock vote together with the holders of the Class B Common Stock as a single class on all matters which are submitted to shareholder vote, except as discussed above. When all holders of shares of Forest City vote as a single class, each Class A share has one vote and each Class B share has ten votes.

CONVERSION

     Holders of shares of Class B Common Stock are entitled to convert, at any time and at their election, each share of Class B Common Stock into one share of Class A Common Stock. Shares of Class A Common Stock are not convertible into any security of Forest City.

OTHER TERMS

     Shareholders of Forest City have no preemptive or other rights to subscribe for additional shares of voting securities of Forest City (except for the conversion rights of Class B Common Stock described above and conversion rights of Preferred Stock, if any). Upon any liquidation, dissolution or winding up of Forest City, the assets legally available for distribution to holders of all classes of Common Stock are distributable ratably among the holders of the shares of all classes of Common Stock outstanding at the time. No class of Common Stock is subject to redemption.

TRANSFER AGENT

     National City Bank Corporate Trust Operations Department, Cleveland, Ohio, currently serves as transfer agent for the Common Stock.

                              PLAN OF DISTRIBUTION

     Forest City may sell Offered Securities to or through underwriters and may sell Offered Securities directly to other purchasers or through agents.

     The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Offered Securities, underwriters may receive compensation from Forest City or from purchasers of Offered Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Offered Securities may be deemed to be underwriters, and any discounts or commissions received by them from Forest City and any profit on the resale of Offered Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from Forest City will be described, in the relevant Prospectus Supplement.

     Under agreements which may be entered into by Forest City, underwriters and agents who participate in the distribution of Offered Securities may be entitled to indemnification by Forest City against certain liabilities, including liabilities under the Securities Act.

     If so indicated in the relevant Prospectus Supplement, Forest City will authorize underwriters or other persons acting as Forest City's agents to solicit offers by certain institutions to purchase Offered Securities from Forest City pursuant to contracts ("Delayed Delivery Contracts") providing for payment and delivery on a future date. Institutions with which Delayed Delivery Contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by Forest City. The obligations of any purchaser under Delayed Delivery Contracts will be subject only to the conditions that (i) the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such purchaser is subject, and (ii) if the Offered Securities are being sold to underwriters, Forest City shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Delayed Delivery Contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such Delayed Delivery Contracts.

     Agents, underwriters, and dealers may be customers of, engage in transactions with, or perform services for, Forest City and its subsidiaries in the ordinary course of business.

                       VALIDITY OF THE OFFERED SECURITIES

     The validity of the Offered Securities offered hereby will be passed upon for Forest City by Jones, Day, Reavis & Pogue, Cleveland, Ohio, and for any underwriters or agents by counsel to be named in the applicable Prospectus Supplement. Counsel to the underwriters or agents may, in some instances, rely as to certain matters of Ohio law upon the opinion of Jones, Day, Reavis & Pogue.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules of Forest City and Subsidiaries appearing in Forest City's Annual Report on Form 10-K for the year ended January 31, 1997 have been audited by Coopers & Lybrand L.L.P., independent accountants as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

======================================================

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND SUCH PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FOREST CITY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        -----
Available Information...................    2
Incorporation of Certain Documents by
  Reference.............................    2
Forest City.............................    4
Ratio of Earnings to Fixed Charges......    4
Use of Proceeds.........................    5
Description of Debt Securities..........    5
Description of Preferred Stock..........   16
Description of Depositary Shares........   19
Description of Common Stock.............   21
Plan of Distribution....................   23
Validity of the Offered Securities......   24
Experts.................................   24

======================================================

======================================================

                                  $417,890,000

                                  FOREST CITY
                               ENTERPRISES, INC.

                                DEBT SECURITIES
                                PREFERRED STOCK,
                             DEPOSITARY SHARES, AND
                              CLASS A COMMON STOCK
                            ------------------------

                                   PROSPECTUS
                            ------------------------

                                            , 1997
======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated as follows:

    Securities and Exchange Commission Registration Fee..................   $   73,750.00
    Trustee's Fees and Expenses*.........................................       15,000.00
    Transfer Agent and Registrar Fees*...................................       15,000.00
    Legal Fees and Expenses*.............................................      400,000.00
    Accounting Fees and Expenses*........................................      200,000.00
    Printing Expenses*...................................................      400,000.00
    Miscellaneous*.......................................................       40,000.00
                                                                             ------------
         Total...........................................................   $1,143,750.00
                                                                             ============

---------------

* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees, and agents for settlements, fines, or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees, and agents) are entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard to the corporation's best interests.

     Ohio law does not authorize payment of judgments to a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles, code of regulations, or by contract except with respect to the advancement of expenses of directors.

     Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees, or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

     Forest City's Code of Regulations provides that Forest City shall indemnify any person made or threatened to be made a party to any action, suit, or proceeding, other than an action by or in the right of Forest City, by reason of the fact that he is or was a director, trustee, officer, employee, or agent of Forest City or of any other bank, corporation, partnership, trust or other enterprise for which he was serving as a director, officer, or employee at the request of Forest City, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of Forest City, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Under the terms of Forest City's directors' and officers' liability and company reimbursement insurance policy, directors and officers of Forest City are insured against certain liabilities, including liabilities arising under the Securities Act.

ITEM 16. EXHIBITS.

    EXHIBIT
    NUMBER                                   DESCRIPTION OF DOCUMENT
    ------        -----------------------------------------------------------------------------
      1.1    --   Form of Underwriting Agreement for Debt Securities incorporated by reference to Exhibit 1.1 to the Registrant's Registration Statement on Form S-3 (No.
                  333-22695).
      1.2    --   Form of Underwriting Agreement for Preferred Stock incorporated by reference to Exhibit 1.2 to the Registrant's Registration Statement on Form S-3 (No.
                  333-22695).
      1.3    --   Form of Underwriting Agreement for Class A Common Stock incorporated by reference to Exhibit 1.3 to the Registrant's Registration Statement on Form
                  S-3 (No. 333-22695).
      4.1    --   Form of Senior Subordinated Indenture between the Registrant and National
                  City Bank, as Trustee thereunder incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (No. 333-22695).
      4.2    --   Form of Junior Subordinated Indenture between the Registrant and National
                  City Bank, as Trustee thereunder incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-3 (No. 333-22695).
      4.3    --   Form of Deposit Agreement, including form of Depositary Receipt incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on
                  Form S-3 (No. 333-22695).
      4.4    --   Credit Agreement, dated as of July 25, 1994, among Forest City Rental
                  Properties Corporation, the banks named therein and Society National Bank, as agent, incorporated by reference to Exhibit 10.1 to the Registrant's Form
                  10-Q for the quarter ended July 31, 1994 (File No. 1-4372).
      4.5    --   Guaranty of Payment of Debt, dated as of July 25, 1994, between Forest City
                  Enterprises, Inc. and the banks named therein incorporated by reference to
                  Exhibit 10.2 to the Registrant's Form 10-Q for the quarter ended July 31,
                  1994 (File No. 1-4372).
      4.6    --   First Amendment to Credit Agreement, dated as of September 12, 1995 among
                  Forest City Rental Properties Corporation, the banks named therein and
                  Society National Bank, as agent, incorporated by reference to Exhibit 10.3 to the Registrant's Form 10-Q for the quarter ended October 31, 1995 (File No.
                  1-4372).
      4.7    --   First Amendment to Guaranty of Payment of Debt, dated as of September 12,
                  1995, among Forest City Enterprises, Inc., the banks named therein and
                  Society National Bank, as agent, incorporated by reference to Exhibit 10.4 to the Registrant's Form 10-Q for the quarter ended October 31, 1995 (File No.
                  1-4372).
      4.8    --   Second Amendment to Credit Agreement, dated as of April 4, 1996, among Forest
                  City Rental Properties Corporation, the banks named therein and Society
                  National Bank, as agent, incorporated by reference to Exhibit 4.8 to the
                  Registrant's Registration Statement on Form S-3 (No. 333-22695).

    EXHIBIT
    NUMBER                                   DESCRIPTION OF DOCUMENT
    ------        -----------------------------------------------------------------------------
      4.9    --   Second Amendment to Guaranty of Payment of Debt, dated as of April 4, 1996, among Forest City Enterprises, Inc., the banks named therein and Society
                  National Bank, as agent, incorporated by reference to Exhibit 10.6 to the
                  Registrant's Form 10-K for the fiscal year ended January 31, 1997 (File No.
                  1-4372).
      4.10   --   Third Amendment to Credit Agreement, dated as of December 18, 1996, among
                  Forest City Rental Properties Corporation, the banks named therein and
                  KeyBank National Association, f/k/a Society National Bank, as agent, incorporated by reference to Exhibit 4.10 to the Registrant's Registration
                  Statement on Form S-3 (No. 333-22695).
      4.11   --   Third Amendment to Guaranty of Payment of Debt, dated as of December 18,
                  1996, among Forest City Enterprises, Inc., the banks named therein and
                  KeyBank National Association, f/k/a Society National Bank, as agent, incorporated by reference to Exhibit 4.11 to the Registrant's Registration
                  Statement on Form S-3 (No. 333-22695).
      4.12   --   Amended Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-Q for the quarter ended
                  October 31, 1983 (File No. 1-4372).
      4.13   --   Code of Regulations of the Registrant, incorporated by reference to Exhibit
                  3.2 to the Registrant's Form 10-K for the fiscal year ended January 31, 1997
                  (File No. 1-4372).
     *4.14   --   Certificate of Amendment by Shareholders to the Articles of Incorporation of
                  Forest City Enterprises, Inc. dated June 24, 1997.
      4.15   --   Fourth Amendment to Credit Agreement, dated as of January 1, 1997, among
                  Forest City Rental Properties Corporation, the banks named therein and
                  KeyBank National Association, f/k/a Society National Bank, as agent, incorporated by reference to Exhibit 10.36 to the Registrant's Form 10-Q for the quarter ended July 31, 1997 (File No. 1-4372).
      4.16   --   Fourth Amendment to Guaranty of Payment of Debt, dated as of January 1, 1997, among Forest City Enterprises, Inc., the banks named therein and KeyBank
                  National Association, f/k/a Society National Bank, as agent, incorporated by reference to Exhibit 10.37 to the Registrant's Form 10-Q for the quarter ended July 31, 1997 (File No. 1-4372).
     *5      --   Opinion of Jones, Day, Reavis & Pogue.
    *12      --   Computation of Ratio of Earnings to Fixed Charges.
    *23.1    --   Consent of Coopers & Lybrand, L.L.P.
    *23.2    --   Consent of Jones, Day, Reavis & Pogue (contained in Exhibit 5).
    *24      --   Powers of Attorney.
    *25.1    --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
                  National City Bank, as Trustee under the Senior Subordinated Indenture.
    *25.2    --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
                  National City Bank, as Trustee under the Junior Subordinated Indenture.

---------------
* Filed herewith.

ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that:

     For purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be determined to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registrant Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, the State of Ohio, on December 3, 1997.

                                          FOREST CITY ENTERPRISES, INC.
                                          By: /s/ CHARLES A. RATNER
                                            ------------------------------------
                                          Charles A. Ratner
                                          President and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

               SIGNATURE                                  TITLE                      DATE
----------------------------------------    ------------------------------------------------------

*                                           Co-Chairman of the Board              December 3, 1997
----------------------------------------    and Director
Albert B. Ratner

*                                           Co-Chairman of the Board,             December 3, 1997
----------------------------------------    Treasurer and Director
Samuel H. Miller

         /s/ CHARLES A. RATNER              President, Chief Executive            December 3, 1997
----------------------------------------    Officer and Director (Principal
           Charles A. Ratner                Executive Officer)
*                                           Senior Vice President, Chief          December 3, 1997
----------------------------------------    Financial Officer and Secretary
Thomas G. Smith                             (Principal Financial Officer)

*                                           Vice President and Corporate          December 3, 1997
----------------------------------------    Controller (Principal Accounting
Linda M. Kane                               Officer)

*                                           Executive Vice President              December 3, 1997
----------------------------------------    and Director
James A. Ratner

*                                           Executive Vice President              December 3, 1997
----------------------------------------    and Director
Ronald A. Ratner

*                                           Director                              December 3, 1997
----------------------------------------
Joan K. Shafran

*                                           Director                              December 3, 1997
----------------------------------------
J. Maurice Struchen

               SIGNATURE                                  TITLE                      DATE
----------------------------------------    ------------------------------------------------------

*                                           Director                              December 3, 1997
----------------------------------------
Michael P. Esposito, Jr.

*                                           Director                              December 3, 1997
----------------------------------------
Jerry V. Jarrett

*                                           Director                              December 3, 1997
----------------------------------------
Scott S. Cowen

*                                           Director                              December 3, 1997
----------------------------------------
Brian J. Ratner

*                                           Director                              December 3, 1997
----------------------------------------
Deborah Ratner Salzberg

---------------

* The undersigned, pursuant to a Power of Attorney executed by each of the Directors and officers identified above and filed with the Securities and Exchange Commission, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of each of the persons noted above, in the capacities indicated.

By: /s/ Charles A. Ratner                                                    December 3, 1997
    -----------------------------------------
    Charles A. Ratner, Attorney-in-Fact

                                 EXHIBIT INDEX

    EXHIBIT
    NUMBER                                   DESCRIPTION OF DOCUMENT
    ------        -----------------------------------------------------------------------------
      1.1    --   Form of Underwriting Agreement for Debt Securities incorporated by reference to Exhibit 1.1 to the Registrant's Registration Statement on Form S-3 (No.
                  333-22695).
      1.2    --   Form of Underwriting Agreement for Preferred Stock incorporated by reference to Exhibit 1.2 to the Registrant's Registration Statement on Form S-3 (No.
                  333-22695).
      1.3    --   Form of Underwriting Agreement for Class A Common Stock incorporated by reference to Exhibit 1.3 to the Registrant's Registration Statement on Form
                  S-3 (No. 333-22695).
      4.1    --   Form of Senior Subordinated Indenture between the Registrant and National
                  City Bank, as Trustee thereunder incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (No. 333-22695).
      4.2    --   Form of Junior Subordinated Indenture between the Registrant and National
                  City Bank, as Trustee thereunder incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-3 (No. 333-22695).
      4.3    --   Form of Deposit Agreement, including form of Depositary Receipt incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on
                  Form S-3 (No. 333-22695).
      4.4    --   Credit Agreement, dated as of July 25, 1994, among Forest City Rental
                  Properties Corporation, the banks named therein and Society National Bank, as agent, incorporated by reference to Exhibit 10.1 to the Registrant's Form
                  10-Q for the quarter ended July 31, 1994 (File No. 1-4372).
      4.5    --   Guaranty of Payment of Debt, dated as of July 25, 1994, between Forest City
                  Enterprises, Inc. and the banks named therein incorporated by reference to
                  Exhibit 10.2 to the Registrant's Form 10-Q for the quarter ended July 31,
                  1994 (File No. 1-4372).
      4.6    --   First Amendment to Credit Agreement, dated as of September 12, 1995 among
                  Forest City Rental Properties Corporation, the banks named therein and
                  Society National Bank, as agent, incorporated by reference to Exhibit 10.3 to the Registrant's Form 10-Q for the quarter ended October 31, 1995 (File No.
                  1-4372).
      4.7    --   First Amendment to Guaranty of Payment of Debt, dated as of September 12,
                  1995, among Forest City Enterprises, Inc., the banks named therein and
                  Society National Bank, as agent, incorporated by reference to Exhibit 10.4 to the Registrant's Form 10-Q for the quarter ended October 31, 1995 (File No.
                  1-4372).
      4.8    --   Second Amendment to Credit Agreement, dated as of April 4, 1996, among Forest
                  City Rental Properties Corporation, the banks named therein and Society
                  National Bank, as agent, incorporated by reference to Exhibit 4.8 to the
                  Registrant's Registration Statement on Form S-3 (No. 333-22695).
      4.9    --   Second Amendment to Guaranty of Payment of Debt, dated as of April 4, 1996, among Forest City Enterprises, Inc., the banks named therein and Society
                  National Bank, as agent, incorporated by reference to Exhibit 10.6 to the
                  Registrant's Form 10-K for the fiscal year ended January 31, 1997 (File No.
                  1-4372).
      4.10   --   Third Amendment to Credit Agreement, dated as of December 18, 1996, among
                  Forest City Rental Properties Corporation, the banks named therein and
                  KeyBank National Association, f/k/a Society National Bank, as agent, incorporated by reference to Exhibit 4.10 to the Registrant's Registration
                  Statement on Form S-3 (No. 333-22695).

    EXHIBIT
    NUMBER                                   DESCRIPTION OF DOCUMENT
    ------        -----------------------------------------------------------------------------
      4.11   --   Third Amendment to Guaranty of Payment of Debt, dated as of December 18,
                  1996, among Forest City Enterprises, Inc., the banks named therein and
                  KeyBank National Association, f/k/a Society National Bank, as agent, incorporated by reference to Exhibit 4.11 to the Registrant's Registration
                  Statement on Form S-3 (No. 333-22695).
      4.12   --   Amended Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-Q for the quarter ended
                  October 31, 1983 (File No. 1-4372).
      4.13   --   Code of Regulations of the Registrant, incorporated by reference to Exhibit
                  3.2 to the Registrant's Form 10-K for the fiscal year ended January 31, 1997
                  (File No. 1-4372).
     *4.14   --   Certificate of Amendment by Shareholders to the Articles of Incorporation of
                  Forest City Enterprises, Inc. dated June 24, 1997.
      4.15   --   Fourth Amendment to Credit Agreement, dated as of January 1, 1997, among
                  Forest City Rental Properties Corporation, the banks named therein and
                  KeyBank National Association, f/k/a Society National Bank, as agent, incorporated by reference to Exhibit 10.36 to the Registrant's Form 10-Q for the quarter ended July 31, 1997 (File No. 1-4372).
      4.16   --   Fourth Amendment to Guaranty of Payment of Debt, dated as of January 1, 1997, among Forest City Enterprises, Inc., the banks named therein and KeyBank
                  National Association, f/k/a Society National Bank, as agent, incorporated by reference to Exhibit 10.37 to the Registrant's Form 10-Q for the quarter ended July 31, 1997 (File No. 1-4372).
     *5      --   Opinion of Jones, Day, Reavis & Pogue.
    *12      --   Computation of Ratio of Earnings to Fixed Charges.
    *23.1    --   Consent of Coopers & Lybrand, L.L.P.
    *23.2    --   Consent of Jones, Day, Reavis & Pogue (contained in Exhibit 5).
    *24      --   Powers of Attorney.
    *25.1    --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
                  National City Bank, as Trustee under the Senior Subordinated Indenture.
    *25.2    --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
                  National City Bank, as Trustee under the Junior Subordinated Indenture.

---------------

* Filed herewith.